UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2021

HARVEST HEALTH & RECREATION INC.

(Exact name of registrant as specified in its charter)

British Columbia

(State or other jurisdiction of incorporation)

000-56224	84-3264202
(Commission File Number)	(IRS Employer Identification No.)

1155 W. Rio Salado Parkway, Suite 201 Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

(480)-494-2261

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously announced, Harvest Health and Recreation Inc. (“Harvest”) entered into an Arrangement Agreement dated May 10, 2021 (the “Arrangement Agreement”) with Trulieve Cannabis Corp., a corporation organized under the laws of the Province of British Columbia (“Trulieve”). As previously announced, on August 11, 2021, at an annual and special meeting of the shareholders of Harvest, the shareholders of Harvest approved a special resolution approving a plan of arrangement pursuant to Division 5 of Part 9 of the Business Corporations Act (British Columbia) (the “Arrangement”). On August 19, 2021, Harvest made an application to the Supreme Court of British Columbia (the “Court”) for the Final Order approving the Arrangement and, on such date, the Court approved the Final Order. Capitalized terms used herein without a definition have the meanings given to such terms in the Arrangement Agreement.

In connection with the Arrangement, at 12:01 a.m. (Vancouver Time) (the “Effective Time”) on October 1, 2021 (the “Closing Date”), Trulieve acquired all outstanding shares of Harvest and Harvest became a wholly-owned subsidiary of Trulieve. On the Closing Date, pursuant to the Arrangement, Trulieve acquired all of the subordinate voting shares of Harvest (“Subordinate Voting Shares”), multiple voting shares of Harvest (“Multiple Voting Shares”) and super voting shares of Harvest (the “Super Voting Shares” and, together with the Subordinate Voting Shares and Multiple Voting Shares, the “Harvest Voting Shares”), issued and outstanding immediately prior to the Effective Time. Subject to the terms and conditions set forth in the Arrangement Agreement and Plan of Arrangement, holders of Harvest Voting Shares received 0.1170 of a Subordinate Voting Share of Trulieve (each a “Trulieve Subordinate Voting Share”) (the “Exchange Ratio”), for each Harvest Voting Share outstanding immediately prior to the Effective Time, with the Super Voting Shares and Multiple Voting Shares treated on an as if converted basis to Subordinate Voting Shares pursuant to their respective terms.

At the Effective Time, (i) all Harvest equity awards granted under Harvest’s equity incentive plan that were outstanding immediately prior to the Effective Time were adjusted so that upon exercise, the holder will be entitled to receive Trulieve Subordinate Voting Shares, with the number of shares underlying such award adjusted based on the Exchange Ratio, (ii) each of the warrants to acquire Subordinate Voting Shares issued by Harvest on May 10, 2019 and on December 30, 2020 were outstanding immediately prior to the Effective Time became exercisable, in accordance with the terms, for Trulieve Subordinate Voting Shares, after adjustments to reflect the Arrangement and to account for the Exchange Ratio; (iii) each of the warrants to acquire Multiple Voting Shares issued by Harvest on April 23, 2020 that were outstanding immediately prior to the Effective Time became exercisable, in accordance with the terms, for Trulieve Subordinate Voting Shares, after adjustments to reflect the Arrangement and to account for the Exchange Ratio; and (iv) all remaining warrants to acquire Subordinate Voting Shares issued by Harvest that were outstanding immediately prior to the Effective Time were exchanged into warrants of Trulieve to acquire Trulieve Subordinate Voting Shares after adjustments to reflect the Arrangement and to account for the Exchange Ratio.

The foregoing description of the Arrangement Agreement and the Arrangement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Arrangement Agreement, a copy of which was attached as Exhibit 2.1 to Harvest’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) on May 12, 2021, the terms of which are incorporated herein by reference.

The disclosure regarding the Arrangement set forth under Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, Harvest notified the Canadian Stock Exchange (the “CSE”) that the Arrangement had been completed and requested that the Subordinate Voting Shares be delisted from the CSE. It is expected that the Subordinate Voting Shares will be delisted from the CSE shortly.

Harvest intends to file with the SEC a certification and notice of termination on Form 15 to terminate the registration of Harvest Voting Shares under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to terminate Harvest’s reporting obligations under Sections 13 of the Exchange Act and to suspend Harvest’s reporting obligations under Section 15(d) of the Exchange Act. Additionally, once delisting from the CSE is complete, Harvest intends to file the required notices and applications for it to cease to be a reporting issuer in all jurisdictions in Canada where it is currently a reporting issuer.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03. Material Modification to Rights of Security Holders.

In connection with the Arrangement, holders of Harvest Voting Shares immediately prior to the Effective Time ceased to have any rights as shareholders in Harvest, other than the rights to receive Trulieve Subordinate Voting Shares, subject to the terms and conditions of the Arrangement Agreement.

In connection with the Arrangement, equity award holders and warrant holders immediately prior to the Effective Time ceased to have any rights to Harvest Voting Shares and the terms of their equity awards and warrants were adjusted or exchanged for the right to receive Trulieve Subordinate Voting Shares, subject to the terms and conditions of the Arrangement Agreement.

The information set forth in Items 2.01, 3.01 and 5.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.01. Changes in Control of Registrant.

In connection with the Arrangement, a change in control of Harvest occurred and Harvest became a direct wholly-owned subsidiary of Trulieve.

The information set forth in Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the Closing Date all of the members of the board of directors of Harvest, consisting of Steven M. White, Elroy P. Sailor, Mark Neal Barnard, Eula L. Adams, Michael Scott Atkison, and Ana Dutra, resigned as directors and board committee members, as applicable, of Harvest, effective as of the Effective Time.

On the Closing Date, each of Deborah K. Keeley, Joseph Edward Sai, Elroy P. Sailor, Nicole Stand, and Steven M. White, Harvest’s Chief Financial Officer, Chief of Staff, Chief Strategy Officer, Vice President, General Counsel and Secretary, and Chief Executive Officer, respectively, resigned from their positions as executive officers of Harvest, but remained as employees of Harvest.

Immediately thereafter, Kim Rivers and Eric Powers were elected as the members of the board of directors of Harvest. Ms. Rivers was appointed Harvest’s principal executive officer. Mr. Powers was appointed Harvest’s principal financial and accounting officer. Ms. Rivers also serves as the Chair, President and Chief Executive Officer of Trulieve and Mr. Powers also serves as the Chief Legal Officer of Trulieve. Ms. Rivers and Mr. Powers will not receive separate compensation for their services in the foregoing positions.

Kim Rivers, age 42, has served as the Chair of the board of directors and as President and Chief Executive Officer of Trulieve since 2015. Ms. Rivers received her Bachelor’s degree in Multinational Business and Political Science from Florida State University and her Juris Doctorate from the University of Florida. Ms. Rivers is a member of the Georgia Bar Association and she spent several years in private practice as a lawyer where she specialized in mergers, acquisitions, and securities for multi-million dollar companies. For over a decade, Ms. Rivers has run numerous successful businesses from real estate to finance, including as Principal of Inkbridge LLC, an investment firm, since 2011.

Eric Powers, age 51, has served as Trulieve’s Chief Legal Officer and Corporate Secretary since 2021, after being promoted from his position as General Counsel and Corporate Secretary, a position he served in since 2019. Prior to joining Trulieve, Mr. Powers spent 13 years, from 2005 to 2018, as an in-house attorney for Crawford & Company, a publicly-traded insurance services firm, where he served in numerous roles within the legal department, most recently as Vice President and Corporate Secretary. Mr. Powers was in private practice for over 10 years with the law firms of Troutman Sanders, from 2000 to 2005, and Capell & Howard, from 1994 to 2000, specializing in corporate and tax law. Overall, Mr. Powers brings more than 25 years of legal experience to Trulieve, with a broad background in corporate law. Mr. Powers holds a J.D. from The University of Alabama Law School and a B.A. from Auburn University. Mr. Powers also received his LLM in Taxation from New York University.

Item 5.07. Submission of Matters to a Vote of Security Holders

On October 1, 2021, Trulieve, as the sole shareholder of Harvest, pursuant to an action by unanimous written consent in lieu of an annual meeting, elected each of Kim Rivers and Eric Powers to serve on the Harvest Board, effective as of the Effective Time, until his or her respective successor is elected and qualified.

Item 7.01. Regulation FD Disclosure.

On the Closing Date, Harvest and Trulieve issued a joint press release announcing, among other things, the completion of the Arrangement and that trading of the Subordinate Voting Shares on the CSE will cease in connection therewith. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated in this Item 7.01 by reference.

The information set forth in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of the Exchange Act, nor shall it be deemed incorporated by reference in any Harvest filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Arrangement Agreement, dated May 10, 2021, between Trulieve Cannabis Corp. and Harvest Health & Recreation Inc. (incorporated by reference to Exhibit 2.1 to Harvest’s Current Report on Form 8-K filed with the SEC on May 12, 2021).

99.1	Joint Press Release dated October 1, 2021 (included herewith).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVEST HEALTH & RECREATION INC.
(Registrant)

By:	/s/ Eric Powers
Eric Powers
Principal Financial and Accounting Officer

Dated: October 1, 2021